Exhibit 24

                              POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Lawrence J. Burian, and Mark C. Cresitello, and each of them individually, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an Officer and/or Director of, beneficial owner of and/or trustee of a trust which beneficially owns stock of The Madison Square  Garden Company to be renamed MSG Networks Inc. (the "Company"), Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange
Act of 1934 (the "Exchange Act") and the rules thereunder "Section 16 Form");

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Section 16 Form, complete and execute any amendment or amendments thereto, and timely file such
Section 16 Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as he or she may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Section 16 Form with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact. This Power of Attorney shall terminate and be of no force and effect with respect to Lawrence Burian if he is no longer (i) employed by the Company or any of its affiliates or (ii) providing transition or other support services to the Company. This Power of Attorney shall terminate and be of no force and effect with respect to Mark Cresitello if he is no longer
(i) employed by MSG Spinco, Inc. (to be renamed The Madison Square Garden Company) or any of its affiliates or (ii) providing transition or other support services to the Company.

This power of attorney is not intended to, and does not, revoke, or in any way affect, any prior power of attorney that I have executed.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of September, 2015.




                                     By: /s/ Bret Richter
                                         -----------------------------------
                                         Bret Richter